Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
February 24, 2015

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS 2014 NET OPERATING INCOME BEFORE INCOME TAXES OF $0.65 PER DILUTED SHARE, NET EARNINGS OF $1.55 PER DILUTED SHARE AND NET ASSET VALUE PER SHARE OF $20.50

Bethesda, MD - February 24, 2015 - American Capital, Ltd. (“American Capital” or the “Company”) (Nasdaq: ACAS) announced consolidated net operating income (“NOI”) before income taxes for the year and quarter ended December 31, 2014 of $183 million, or $0.65 per diluted share, and $60 million, or $0.21 per diluted share, respectively. Consolidated NOI for the year and quarter ended December 31, 2014 was $117 million, or $0.42 per diluted share, and $35 million, or $0.12 per diluted share, respectively. Consolidated net earnings for the year and quarter ended December 31, 2014 was $434 million, or $1.55 per diluted share, and $38 million, or $0.14 per diluted share, respectively. As of December 31, 2014, consolidated net asset value (“NAV”) per share was $20.50, a 1% annualized, or $0.04 per share, decrease from the September 30, 2014 NAV per share of $20.54 and an 8%, or $1.53 per share, increase from the December 31, 2013 NAV per share of $18.97.

2014 CONSOLIDATED FINANCIAL SUMMARY

•	$20.50 NAV per share outstanding

✓	$1.53 per share increase, or 8%, over Q4 2013 of $18.97 per share outstanding

•	$0.65 NOI before income taxes per diluted share, or $183 million

✓	$0.11 per diluted share decrease from 2013, or $49 million

✓	$0.07 per diluted share decrease from severance related costs, or $19 million

✓	$0.42 NOI after income taxes per diluted share, or $117 million

•	$1.55 net earnings per diluted share, or $434 million

✓	$0.94 per diluted share increase, or 154%, from 2013, or $250 million

•	$2.8 billion of cash proceeds from realizations

✓	$265 million dividend distribution from American Capital’s investment in European Capital Limited (“European Capital”) through September 30, 2014
✓ $540 million of proceeds from American Capital’s investment in portfolio companies sold to American Capital Equity III, LP (“ACE III”)

•	$3.6 billion in new committed investments
✓ $1.9 billion in Senior Floating Rate Loans (“SFRLs”)

✓	$1.6 billion in Sponsor Finance, Structured Products and American Capital Asset Management, LLC (“ACAM”) and Fund Development

•	$137 million of stock buybacks in Q1 2014 producing $0.16 accretion per share

American Capital, Ltd.
February 24, 2015

Q4 2014 CONSOLIDATED FINANCIAL SUMMARY

•	$20.50 NAV per share outstanding

✓	$0.04 per share decrease, or 1% annualized, from Q3 2014

•	$0.21 NOI before income taxes per diluted share, or $60 million

✓	$0.02 per diluted share increase over Q4 2013, or $8 million

✓	$0.07 per diluted share decrease from severance related costs, or $19 million

✓	$0.12 NOI after income taxes per diluted share, or $35 million
•$0.14 net earnings per diluted share, or $38 million

✓	$0.80 per diluted share, or $220 million, improvement over Q4 2013 net loss of $182 million

•	$773 million of cash proceeds from realizations

•	$1,033 million in new committed investments
✓ $288 million in Senior Floating Rate Loans

✓	$703 million in Sponsor Finance, Structured Products and ACAM

In October 2014, the Division of Investment Management of the Securities and Exchange Commission (“SEC”) issued SEC IM Guidance Update No. 2014-11, Investment Company Consolidation (“IM Update 2014-11”), which recommends that business development companies (“BDCs”) consolidate wholly-owned subsidiaries when the design and purpose of the subsidiary is to act as an extension of the BDC's investment operations and to facilitate the execution of the BDC's investment strategy. In October 2014, American Capital’s Board of Directors approved a preliminary plan to transfer most of American Capital’s investment assets to two newly formed BDCs, which will be implemented through dividends of the new BDCs' shares to American Capital's shareholders. The board approval marked a change in American Capital’s intent with respect to European Capital, because it is no longer considered a vehicle for third-party capital but rather is viewed as an extension of American Capital’s investment operations. As a result, in accordance with IM Update 2014-11, American Capital has consolidated European Capital’s financial results as of and for the three months ended December 31, 2014 with its financial results for the same periods. The day one financial impact of the European Capital consolidation was as follows:

•	$0.06 per share increase in NAV, or $16 million

✓	$87 million of unrealized appreciation related to the difference between the fair value of American Capital's investment in European Capital and European Capital's NAV as of September 30, 2014

✓
$71 million tax provision due to the difference between the removal of the deferred tax asset previously recorded on American Capital's equity investment in European Capital and the deferred tax asset on European Capital's investment portfolio that was recorded upon consolidation

◦
The $71 million tax provision represents an accounting adjustment only and does not reflect a substantive change in American Capital's expectations of the amount or timing of future cash tax payments since European Capital has been included in our consolidated U.S. tax returns since inception

The impact of the European Capital consolidation on the American Capital consolidated results as of and for the three months ended December 31, 2014 was as follows:

•	No impact to NAV from Q4 2014
✓    $0.14 per share increase from net earnings, or $38 million
✓    $0.14 per share decrease from foreign exchange cumulative translation adjustment, net of tax, or $38 million

•	$0.01 per diluted share increase in NOI in Q4 2014, or $4 million

•	$0.14 per diluted share increase in net earnings in Q4 2014, or $38 million

•	$386 million in cash proceeds from realizations in Q4 2014

•	$39 million in new committed investments in Q4 2014

“Since our board approved our plan to spin off two new BDCs to our shareholders, we have been working with our advisors and have had discussions with our regulators concerning a variety of matters related to the spin off. We have made good progress and are awaiting important feedback to determine the appropriate path to proceed to execute the transaction,” said Malon Wilkus, Chairman and Chief Executive Officer. “We continue to adjust our assets so that the two new BDCs will be able to pay market rate dividends and so that the asset composition of the new BDCs will meet statutory requirements.”

American Capital, Ltd.
February 24, 2015

“We had a very successful 2014,” continued Mr. Wilkus. “We increased total earning assets under management by 19%, raising five new funds under ACAM management. We invested $1.9 billion in a highly diverse set of Senior Floating Rate Loans, plus we invested $1.6 billion in Sponsor Finance, Structured Products, ACAM and fund development, all toward improving our net operating income, expanding ACAM and advancing our spin off plans. At year end, Senior Floating Rate Loans represented 22% and equity in middle market companies represented 12% of total assets. As a result of our efforts in 2014, we increased NAV per share by 8% and net earnings per diluted share by 154% to $434 million."

PORTFOLIO VALUATION
For the quarter ended December 31, 2014, net unrealized depreciation, before income taxes, totaled $150 million. The primary components of the net unrealized depreciation were:

•	$179 million of reversal of prior period unrealized appreciation associated with net realized gains on portfolio investments;

•
$29 million net unrealized depreciation from American Capital One Stop Buyouts® as a result of declining portfolio company performance primarily in one portfolio company offset by appreciation as a result of increased multiples and improved performance in portfolio companies; and

•	$8 million net unrealized depreciation in Senior Floating Rate Loans; partially offset by

•	$87 million unrealized appreciation due to the elimination of the discount to NAV on the consolidation of European Capital.

“During the quarter, the SEC updated guidance for investment company consolidation,” said John Erickson, Chief Financial Officer. “Under our strategic plan, we plan that future equity capital raises in Europe will be done via new funds and not by European Capital. Therefore, we concluded it was appropriate to consolidate ECAS under the updated SEC accounting guidance and did so during the quarter. As part of the consolidation, we recognized a $16 million net increase to NAV, comprised of $87 million of unrealized appreciation associated with the removal of the discount to the European Capital NAV as of September 30, 2013 and a $71 million tax provision, which does not reflect a substantive change in our expectations of the amount or timing of future cash tax payments but is required under GAAP due to the consolidation of European Capital.”

PORTFOLIO REALIZATIONS AND PERFORMANCE
In 2014, $2.8 billion of cash proceeds were received from realizations of portfolio investments, including a $265 million dividend distribution from European Capital through September 30, 2014, $386 million from European Capital's investment portfolio in the fourth quarter of 2014 and $540 million of proceeds from the portfolio companies sold to ACE III, a new American Capital private equity fund, which closed on September 23, 2014. American Capital made $3.6 billion in new committed investments during the year, including $1.9 billion in Senior Floating Rate Loans. In the fourth quarter of 2014, $773 million of cash proceeds were received from realizations of portfolio investments, including $386 million from European Capital's investment portfolio. American Capital made $1.0 billion in new committed investments during the quarter, including $0.3 billion in Senior Floating Rate Loans.

As of December 31, 2014, the Company's investments in Senior Floating Rate Loans were diversified across 230 portfolio companies and 51 industries, with the average issuer concentration at 0.4% and no single company representing more than 1.7% of the Company's Senior Floating Rate Loans. The weighted average effective interest rate on the Company's Senior Floating Rate Loans as of December 31, 2014 was 4.4%, which was the same as of September 30, 2014. The weighted average effective interest rate on the Company's debt investments, excluding Senior Floating Rate Loans and European Capital's debt investments, as of December 31, 2014 was 9.3%, 20 basis points higher than the September 30, 2014 rate of 9.1% and 70 basis points lower than the December 31, 2013 rate of 10.0%. The weighted average effective interest rate on European Capital’s debt investments as of December 31, 2014 was 5.0%.

As of December 31, 2014, American Capital loans with a fair value of $116 million were on non-accrual, representing 3.5% of total American Capital loans at fair value, compared to $172 million fair value of non-accrual American Capital loans, or 5.7% of total American Capital loans at fair value as of September 30, 2014. The $56 million decrease in the fair value of American Capital loans on non-accrual was generally driven by net depreciation of existing non-accrual loans. Total American Capital loans on non-accrual were valued at 57.7% of cost at the end of the fourth quarter, a 9.5% decrease from the prior quarter. This is an estimate of the amount the Company expects to recover on non-accruing loans. The estimated loss on total loans at cost, defined as net accumulated depreciation on non-accrual loans plus realized losses on loans during the period, was $108 million, or 3.2%.

American Capital, Ltd.
February 24, 2015

As of December 31, 2014, European Capital loans with a fair value of $32 million were on non-accrual, representing 8.9% of total European Capital loans at fair value. Total European Capital loans on non-accrual were valued at 33.3% of cost at the end of the fourth quarter. This is an estimate of the amount the Company expects to recover on non-accruing loans. The estimated loss on total loans at cost was $140 million, or 27.4%.

Due to changes in the composition of American Capital’s investment portfolio and market conditions, strategic reviews of its business were conducted in the fourth quarter of 2014, which resulted in the closing of one office and a workforce reduction of approximately 13% of its employees. As a result, a charge of approximately $19 million was recorded for the fourth quarter of 2014 related to accrued severance payments and stock based compensation charges associated with the workforce reduction.

American Capital, Ltd.
February 24, 2015

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2014 and 2013
(in millions, except per share amounts)

			2014 Versus 2013
	2014	2013	$	%
	(unaudited)
Assets
Investments at fair value (cost of $6,416 and $5,548, respectively)	$6,280	$5,072	$1,208	24%
Cash and cash equivalents	676	315	361	115%
Restricted cash and cash equivalents	167	74	93	126%
Interest and dividend receivable	46	38	8	21%
Deferred tax asset, net	354	414	(60)	(14%)
Other	117	96	21	22%
Total assets	$7,640	$6,009	$1,631	27%

Liabilities and Shareholders' Equity
Debt	$1,703	$791	$912	115%
Trade date settlement liability	191	15	176	NM
Long term incentive plan liability	82	—	82	100%
Other	192	77	115	149%
Total liabilities	2,168	883	1,285	146%

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—%
Common stock, $0.01 par value, 1,000.0 shares authorized, 271.1 and 274.8 issued and 266.9 and 270.2 outstanding, respectively	3	3	—	—%
Capital in excess of par value	6,246	6,296	(50)	(1%)
Cumulative translation adjustment	(38)	—	(38)	(100%)
Distributions in excess of net realized earnings	(505)	(774)	269	35%
Net unrealized depreciation of investments	(234)	(399)	165	41%
Total shareholders' equity	5,472	5,126	346	7%
Total liabilities and shareholders' equity	$7,640	$6,009	$1,631	27%

NAV per common share outstanding	$20.50	$18.97	$1.53	8%

______________________________

NM =	Not meaningful
Note: Effective October 1, 2014, European Capital's financial results as of and for the three months ended December 31, 2014 have been consolidated with the financial results of ACAS for the same periods.

American Capital, Ltd.
February 24, 2015

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months and Fiscal Years Ended December 31, 2014 and 2013
(in millions, except per share data)

			Three Months Ended				Fiscal Year Ended
	Three Months Ended		December 31,		Fiscal Year Ended		December 31,
	December 31,		2014 Versus 2013		December 31,		2014 Versus 2013
	2014	2013	$	%	2014	2013	$	%
	(unaudited)	(unaudited)			(unaudited)
OPERATING REVENUE
Interest and dividend income	$144	$92	$52	57%	$413	$423	$(10)	(2%)
Fee income	14	26	(12)	(46%)	58	64	(6)	(9%)
Total operating revenue	158	118	40	34%	471	487	(16)	(3%)

OPERATING EXPENSES
Interest	17	12	5	42%	54	44	10	23%
Salaries, benefits and stock-based compensation	54	41	13	32%	168	156	12	8%
Management fees	5	—	5	100%	5	—	5	100%
General and administrative	22	13	9	69%	61	55	6	11%
Total operating expenses	98	66	32	48%	288	255	33	13%

NET OPERATING INCOME BEFORE INCOME TAXES	60	52	8	15%	183	232	(49)	(21%)

Tax provision	(25)	(14)	(11)	(79%)	(66)	(76)	10	13%
NET OPERATING INCOME	35	38	(3)	(8%)	117	156	(39)	(25%)

Net realized gain (loss)
Portfolio company investments	210	12	198	NM	263	(104)	367	NM
Foreign currency transactions	(12)	3	(15)	NM	(17)	3	(20)	NM
Derivative agreements	1	1	—	—%	(41)	(14)	(27)	(193%)
Tax (provision) benefit	(72)	3	(75)	NM	(53)	60	(113)	NM
Total net realized gain (loss)	127	19	108	568%	152	(55)	207	NM

Net unrealized appreciation (depreciation)
Portfolio company investments	(206)	(261)	55	21%	149	49	100	204%
Foreign currency translation	8	21	(13)	(62%)	(74)	52	(126)	NM
Derivative agreements and others	48	3	45	NM	35	19	16	84%
Tax benefit (provision)	26	(2)	28	NM	55	(37)	92	NM
Total net unrealized (depreciation) appreciation	(124)	(239)	115	48%	165	83	82	99%

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS ("NET EARNINGS (LOSS) ")	$38	$(182)	$220	NM	$434	$184	$250	136%

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.13	$0.14	$(0.01)	(7%)	$0.44	$0.53	$(0.09)	(17%)
Diluted	$0.12	$0.14	$(0.02)	(14%)	$0.42	$0.51	$(0.09)	(18%)

NET REALIZED EARNINGS PER COMMON SHARE
Basic	$0.60	$0.21	$0.39	186%	$1.00	$0.35	$0.65	186%
Diluted	$0.58	$0.21	$0.37	176%	$0.96	$0.33	$0.63	191%

NET EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.14	$(0.66)	$0.80	NM	$1.62	$0.63	$0.99	157%
Diluted	$0.14	$(0.66)	$0.80	NM	$1.55	$0.61	$0.94	154%

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	269.0	277.5	(8.5)	(3%)	268.2	291.6	(23.4)	(8%)
Diluted	281.1	277.5	3.6	1%	280.7	303.9	(23.2)	(8%)
______________________________

NM =	Not meaningful
Note: Effective October 1, 2014, European Capital's financial results as of and for the three months ended December 31, 2014 have been consolidated with the financial results of ACAS for the same periods.

American Capital, Ltd.
February 24, 2015

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended December 31, 2014 and September 30, 2014 and Fiscal Years Ended December 31, 2014 and 2013
(in millions, except per share data)
(unaudited)

			Q4 2014 Versus Q3 2014				2014 Versus 2013
	Q4 2014	Q3 2014	$	%	2014	2013	$	%

Assets Under Management
American Capital Total Assets at Fair Value	$7,640	$7,176	$464	6%	$7,640	$6,009	$1,631	27%
Externally Managed Assets at Fair Value(1)	78,782	73,304	5,478	7%	78,782	87,201	(8,419)	(10%)
Total	$86,422	$80,480	$5,942	7%	$86,422	$93,210	$(6,788)	(7%)

Third-Party Earning Assets Under Management(2)	$14,467	$14,044	$423	3%	$14,467	$12,594	$1,873	15%
Total Earning Assets Under Management(3)	$22,107	$21,220	$887	4%	$22,107	$18,603	$3,504	19%

New Investments
First Lien Senior Debt	$385	$928	$(543)	(59%)	$2,039	$103	$1,936	NM
Second Lien Senior Debt	248	129	119	92%	589	511	78	15%
Mezzanine Debt	—	4	(4)	(100%)	10	—	10	100%
Preferred Equity	10	23	(13)	(57%)	35	125	(90)	(72%)
Common Equity	122	207	(85)	(41%)	405	236	169	72%
Structured Products	268	152	116	76%	532	132	400	303%
Total by Security Type	$1,033	$1,443	$(410)	(28%)	$3,610	$1,107	$2,503	226%

Sponsor Finance Investments	$281	$155	$126	81%	$597	$125	$472	378%
Senior Floating Rate Loans	288	825	(537)	(65%)	1,891	—	1,891	100%
Structured Products	268	152	116	76%	512	75	437	583%
Investments in ACAM and Fund Development	152	201	(49)	(24%)	437	271	166	61%
European Capital	39	—	39	100%	39	—	39	100%
American Capital One Stop Buyouts®	—	—	—	—%	—	27	(27)	(100%)
Add-on Financing for Growth and Working Capital	3	106	(103)	(97%)	116	56	60	107%
Add-on Financing for Distressed Situations	2	—	2	100%	14	42	(28)	(67%)
Add-on Financing for Acquisitions	—	—	—	—%	—	391	(391)	(100%)
Add-on Financing for Recapitalizations, not Including Distressed Investments	—	4	(4)	(100%)	4	104	(100)	(96%)
Add-on Financing for Purchase of Debt of a Portfolio Company	—	—	—	—%	—	16	(16)	(100%)
Total by Use	$1,033	$1,443	$(410)	(28%)	$3,610	$1,107	$2,503	226%

Realizations
Equity Investments	$401	$656	$(255)	(39%)	$1,523	$362	$1,161	321%
Principal Prepayments	166	332	(166)	(50%)	699	604	95	16%
Payment of Accrued PIK Notes and Dividends and Accreted OID	155	110	45	41%	389	187	202	108%
Loan Syndications and Sales	45	32	13	41%	98	14	84	600%
Scheduled Principal Amortization	6	12	(6)	(50%)	56	41	15	37%
Total by Source	$773	$1,142	$(369)	(32%)	$2,765	$1,208	$1,557	129%

European Capital(6)	$386	$127	$259	204%	$651	$195	$456	234%
American Capital One Stop Buyouts®	180	639	(459)	(72%)	1,167	530	637	120%
Senior Floating Rate Loans	98	57	41	72%	163	—	163	100%
Sponsor Finance Investments	54	234	(180)	(77%)	386	444	(58)	(13%)
Structured Products	50	83	(33)	(40%)	192	27	165	611%
American Capital Asset Management	5	2	3	150%	206	12	194	NM
Total by Business Line	$773	$1,142	$(369)	(32%)	$2,765	$1,208	$1,557	129%

American Capital, Ltd.
February 24, 2015

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$270	$110	$160	145%	$474	$117	$357	305%
Gross Realized Loss	(60)	(64)	4	6%	(211)	(221)	10	5%
Portfolio Net Realized Gain (Loss)	210	46	164	357%	263	(104)	367	NM
Foreign Currency Transactions	(12)	(8)	(4)	(50%)	(17)	3	(20)	NM
Derivative Agreements	1	(44)	45	NM	(41)	(14)	(27)	(193%)
Tax Benefit	(72)	17	(89)	NM	(53)	60	(113)	NM
Net Realized Gain (Loss)	127	11	116	NM	152	(55)	207	NM

Net Unrealized (Depreciation) Appreciation of American Capital One Stop Buyouts®	(29)	110	(139)	NM	(47)	(102)	55	54%
Net Unrealized Appreciation (Depreciation) of American Capital Sponsor Finance Investments	7	19	(12)	(63%)	11	(15)	26	NM
Net Unrealized Appreciation of European Capital Investments	7	—	7	100%	7	—	7	100%
Net Unrealized Appreciation of Investment in European Capital	—	37	(37)	(100%)	167	281	(114)	(41%)
Net Unrealized Appreciation (Depreciation) of Investment in European Capital Foreign Currency Translation	—	12	(12)	(100%)	14	(14)	28	NM
Net Unrealized Appreciation (Depreciation) of ACAM	—	—	—	—%	222	(165)	387	NM
Net Unrealized Depreciation of SFRLs	(8)	(16)	8	50%	(24)	—	(24)	(100%)
Net Unrealized (Depreciation) Appreciation of Structured Products	(4)	8	(12)	NM	5	(41)	46	NM
Reversal of Prior Period Net Unrealized (Appreciation) Depreciation Upon Realization	(179)	(35)	(144)	(411%)	(206)	105	(311)	NM
Net Unrealized (Depreciation) Appreciation of Portfolio Company Investments	(206)	135	(341)	NM	149	49	100	204%
Net Unrealized Appreciation Due to Consolidation of European Capital	87	—	87	100%	87	—	87	100%
Foreign Currency Translation - Investment in European Capital	—	(63)	63	100%	(75)	49	(124)	NM
Foreign Currency Translation - European Capital Investments	11	—	11	100%	11	—	11	100%
Foreign Currency Translation - Other	(3)	(3)	—	—%	(10)	3	(13)	NM
Derivative Agreements and Other	(39)	(11)	(28)	(255%)	(52)	19	(71)	NM
Tax Benefit (Provision)	26	(6)	32	NM	55	(37)	92	NM
Net Unrealized (Depreciation) Appreciation of Investments	(124)	52	(176)	NM	165	83	82	99%

Net Gains, Losses, Appreciation and Depreciation	$3	$63	$(60)	(95%)	$317	$28	$289	NM

Other Financial Data
NAV per Share	$20.50	$20.54	$(0.04)	—%	$20.50	$18.97	$1.53	8%
Debt at Cost	$1,703	$1,382	$321	23%	$1,703	$791	$912	115%
Market Capitalization	$3,899	$3,751	$148	4%	$3,899	$4,226	$(327)	(8%)
Total Enterprise Value(4)	$4,926	$4,675	$251	5%	$4,926	$4,702	$224	5%
Asset Coverage Ratio	419%	423%			419%	588%
Debt to Equity Ratio	0.3x	0.3x			0.3x	0.1x
Credit Quality
Weighted Average Effective Interest Rate on SFRLs at Period End	4.4%	4.4%			4.4%	N/A
Weighted Average Effective Interest Rate on Debt Investments, Excluding SFRLs, at Period End	8.2%	9.1%			8.2%	10.0%
Weighted Average Effective Interest Rate on All Debt Investments at Period End	6.6%	6.8%			6.6%	10.0%
Loans on Non-Accrual at Cost	$371	$256	$115	45%	$371	$287	$84	29%
Loans on Non-Accrual at Fair Value	$148	$172	$(24)	(14%)	$148	$154	$(6)	(4%)
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	9.4%	8.3%			9.4%	17.0%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	4.0%	5.7%			4.0%	9.7%
Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	39.9%	67.2%			39.9%	53.7%
Estimated Loss(5)	$248	$108	$140	130%	$648	$531	$117	22%
Estimated Loss as a Percentage of Total Loans at Cost	6.3%	3.7%			16.4%	31.4%
Past Due Loans at Cost	$—	$45	$(45)	(100%)	$—	$26	$(26)	(100%)
Debt to Equity Conversions at Cost	$9	$—	$9	100%	$9	$75	$(66)	(88%)

American Capital, Ltd.
February 24, 2015

Return on Average Equity
LTM Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	3.5%	3.3%	3.5%	4.3%
LTM Net Operating Income Return on Average Shareholders' Equity	2.2%	2.3%	2.2%	2.9%
LTM Net Realized Earnings Return on Average Shareholders' Equity	5.1%	3.1%	5.1%	1.9%
LTM Net Earnings Return on Average Shareholders' Equity	8.2%	4.1%	8.2%	3.4%
Current Quarter Annualized Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	4.4%	5.0%	4.4%	3.9%
Current Quarter Annualized Net Operating Income Return on Average Shareholders' Equity	2.6%	3.8%	2.6%	2.8%
Current Quarter Annualized Net Realized Earnings Return on Average Shareholders' Equity	11.9%	4.6%	11.9%	4.3%
Current Quarter Annualized Net Earnings (Loss) Return on Average Shareholders' Equity	2.7%	8.5%	2.7%	(13.8%)

______________________________

NM =	Not meaningful
Note: Effective October 1, 2014, European Capital's financial results as of and for the three months ended December 31, 2014 have been consolidated with the financial results of ACAS for the same periods.

(1) Includes total assets of American Capital Agency, American Capital Mortgage, American Capital Senior Floating, investment in European Capital through September 30, 2014, American Capital Equity I, American Capital Equity II, American Capital Equity III, ACAS CLO 2007-1, ACAS CLO 2012-1, ACAS CLO 2013-1, ACAS CLO 2013-2, ACAS CLO 2014-1 and ACAS CLO 2014-2, less American Capital's investment in the funds.

(2) Represents third-party earning assets under management from which the associated base management fees are calculated, less American Capital's investment in the funds.
(3) Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4) Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.
(5) Net accumulated depreciation on non-accrual loans plus realized losses on loans during the period presented.
(6) Includes realizations from American Capital's investment in European Capital through September 30, 2014. Includes European Capital investment portfolio realizations during the three months ended December 31, 2014.

American Capital, Ltd.
February 24, 2015

	Static Pool (1)
American Capital Portfolio Statistics ($ in millions, unaudited) Aggregate	1997- 2003	2004	2005	2006	2007	2008	2011	2012	2013	2014	1997-2014 Static Pools Aggregate
IRR of All Investments(2)	12.2%	12.5%	14.0%	10.5%	(1.7%)	9.7%	21.8%	(13.3%)	45.2%	3.6%	9.1%
IRR of Exited Investments(3)	12.5%	14.9%	18.1%	9.3%	(2.1%)	9.7%	21.9%	16.4%	16.4%	5.4%	10.2%
IRR of Equity Investments(2)(4)(5)	17.5%	24.4%	14.1%	13.8%	(6.4%)	20.6%	29.6%	(81.1%)	192.4%	56.0%	11.4%
IRR of Exited Equity Investments(3)(4)(5)	19.3%	38.6%	28.7%	12.5%	4.9%	21.3%	35.1%	N/A	N/A	N/A	19.7%
IRR of All One Stop Buyout Investments(2)(19)	10.9%	13.8%	27.3%	12.8%	2.5%	15.8%	31.2%	(20.2%)	256.5%	N/A	13.1%
IRR of All One Stop Buyout Equity Investments(2)(4)(5)(19)	15.5%	23.5%	38.4%	15.6%	(6.1%)	16.0%	33.1%	(81.1%)	256.1%	N/A	16.8%
IRR of Current One Stop Buyout Investments(2)(19)	10.6%	(0.8%)	25.4%	10.7%	(0.5%)	24.9%	31.2%	(20.2%)	256.5%	N/A	9.7%
IRR of Exited One Stop Buyout Investments(3)	11.4%	19.7%	21.7%	12.2%	11.4%	15.8%	N/A	19.6%	NM	N/A	14.1%
Committed Investments(7)	$3,848	$2,291	$5,540	$5,329	$7,552	$1,071	$216	$882	$334	$3,108	$30,171
Total Exits and Prepayments of Committed Investments(7)	$3,791	$2,127	$4,715	$4,811	$5,953	$832	$168	$289	$109	$224	$23,019
Total Interest, Dividends and Fees Collected	$1,426	$715	$1,663	$1,598	$1,591	$450	$32	$82	$44	$52	$7,653
Total Net Realized (Loss) Gain on Investments	$(105)	$(12)	$402	$(258)	$(1,291)	$(78)	$12	$4	$—	$(2)	$(1,328)
Current Cost of Investments	$39	$175	$544	$284	$934	$192	$34	$582	$218	$2,572	$5,574
Current Fair Value of Investments	$24	$52	$1,251	$274	$629	$167	$44	$398	$302	$2,552	$5,693
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.4%	0.9%	22.0%	4.8%	11.1%	2.9%	0.8%	7.0%	5.3%	44.8%	100.0%
Net Unrealized (Depreciation) Appreciation	$(15)	$(123)	$707	$(10)	$(305)	$(25)	$10	$(184)	$84	$(20)	$119
Non-Accruing Loans at Cost	$6	$—	$19	$49	$122	$5	$—	$—	$—	$—	$201
Non-Accruing Loans at Fair Value	$2	$—	$4	$24	$81	$5	$—	$—	$—	$—	$116
Equity Interest at Fair Value(4)	$3	$45	$1,138	$134	$253	$43	$36	$15	$138	$16	$1,821
Debt to Adjusted EBITDA(8)(9)(12)(13)(16)	13.2	2.3	0.8	7.5	5.1	6.6	—	6.8	6.6	5.9	4.1
Interest Coverage(10)(12)(13)(16)	0.2	6.7	0.2	1.1	1.9	1.7	—	2.1	2.5	2.5	1.3
Debt Service Coverage(11)(12)(13)(16)	0.2	1.4	0.1	0.8	1.7	1.3	—	1.8	2.2	2.1	1.1
Average Age of Companies(13)(16)	34 yrs	40 yrs	11 yrs	46 yrs	35 yrs	21 yrs	5 yrs	19 yrs	20 yrs	26 yrs	22 yrs
Diluted Ownership Percentage(4)(17)	76%	80%	84%	49%	59%	60%	66%	86%	76%	2%	76%
Average Revenue(13)(14)(16)	$78	$30	$175	$168	$249	$25	$—	$192	$294	$279	$201
Average Adjusted EBITDA(8)(13)(16)	$8	$7	$72	$34	$28	$12	$—	$49	$29	$64	$51
Total Revenue(13)(14)	$730	$87	$516	$2,197	$2,565	$52	$—	$933	$2,004	$4,688	$13,772
Total Adjusted EBITDA(8)(13)	$86	$3	$112	$29	$101	$23	$—	$287	$327	$1,202	$2,170
% of Senior Loans(12)(13)(15)	88%	100%	6%	24%	59%	39%	100%	95%	100%	100%	77%
% of Loans with Lien(12)(13)(15)	100%	100%	88%	100%	94%	46%	100%	100%	100%	100%	94%
Diluted Ownership Percentage of ACAS in MOPC(6)(17)	—%	81%	97%	52%	76%	97%	81%	92%	84%	N/A	89%
Total Third-party Debt at Cost in MOPC(6)(18)	$5	$74	$18	$353	$232	$42	$—	$24	$—	N/A	$748

———————
NM = Not Meaningful

Note:
Excludes portfolio companies of European Capital. For static pool statistics, American Capital’s investment in European Capital was treated as an exited investment at its net asset value on October 1, 2014, the date on which it was consolidated into American Capital.

1)
Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in the 2009 and 2010 static pool years.

2)
Internal rate of return (“IRR”) calculations are based on a sequence of cash proceeds invested, cash realizations or non-cash consideration received, and the terminal value of an investment over time. For active investments, the terminal value is assumed to be the current fair value. For exited investments, the terminal value is the total cash realization received upon exit. Additionally, IRR calculations exclude securities traded but not yet settled at period end.

3)
IRR calculations are based on a sequence of cash proceeds invested, cash realizations or non-cash consideration received, and the terminal value of an investment over time. For exited investments, the terminal value is the total cash realization received upon exit. This includes fully exited investments of existing portfolio companies. Additionally, IRR calculations exclude securities traded but not yet settled at period end.

4)	Excludes investments in Structured Products.

5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.

6)
Majority Owned Portfolio Company (“MOPC”) investments represent portfolio company investments in which American Capital, or its affiliates, have a fully diluted ownership percentage of 50% or more or have over 50% board representation at the portfolio company. Includes American Capital Asset Management, LLC prior to the consolidation of the collateralized loan obligations. Excludes our investment in European Capital through September 30, 2014.

7)	Represents committed investment amount at the time of origination.

8)
Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

9)
Debt, which represents the debt and other liabilities senior to ACAS and the total of ACAS’s debt in each portfolio company’s debt capitalization, divided by Adjusted EBITDA. For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times Adjusted EBITDA.

10)
Adjusted EBITDA divided by the total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate as a result of a new debt capital structure, the forecasted twelve months.

11)
Adjusted EBITDA divided by the total scheduled principal amortization and total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate, the forecasted twelve months.

12)	Excludes investments in which we own only equity.

13)	Excludes investments in Structured Products, Senior Floating Rate Loans and our investment in European Capital through September 30, 2014.

14)	For the most recent twelve months, or when appropriate, the forecasted twelve months.

15)	As a percentage of our total debt investments, excluding Senior Floating Rate Loans.

16)	Weighted average based on fair value.

17)	Weighted average based on fair value of equity investments.

18)	As of the most recent month end available.

19)	Includes American Capital Asset Management, LLC.

American Capital, Ltd.
February 24, 2015

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on February 25, 2015 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AmericanCapital.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 266-8979 (U.S. domestic) or (412) 902-6605 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please advise the operator you are dialing in for the American Capital shareholder call.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com. Select the Q4 2014 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on February 25, 2015. In addition, there will be a phone recording available one hour after the live call on February 25, 2015 through March 11, 2015. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10058848.

ABOUT AMERICAN CAPITAL
American Capital, Ltd. (NASDAQ: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $22 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $86 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (NASDAQ: AGNC), American Capital Mortgage Investment Corp. (NASDAQ: MTGE) and American Capital Senior Floating, Ltd. (NASDAQ: ACSF) with approximately $11 billion of total net book value. From its eight offices in the U.S., Europe and Asia, American Capital and its wholly owned affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.